SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             ARETE INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         COLORADO                                        84-1508638
--------------------------                  ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


7102 La Vista Place, Suite 100, Niwot, Co.                              80503
------------------------------------------                            ----------
    (Address of Principal Offices)                                    (Zip Code)


               Individual Informal Stock Option Compensation Plans
                    Unallocated Stock and Stock Option Plans
             ------------------------------------------------------
                            (Full Title of the Plan)

                Thomas P. Raabe, 7102 La Vista Place, Suite 100,
                              Niwot, Colorado 80503
             ------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (303) 652-3113
         --------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [X]

                         CALCULATION OF REGISTRATION FEE

Title of Each
Class of                             Proposed          Proposed
Securities                           Maximum            Maximum
To Be              Amount            Offering          Aggregate
Registration        To Be             Price            Offering       Amount Of
Registered        Registered         Per Unit           Price          Fee  (F1)
================================================================================
Common            25,000,000         $0.019           $475,000         $40.00

(F1) Calculated based the most recent closing high bid for the common stock of the Company on the NASDAQ OTC Bulletin Board.

Plan is not subject to ERISA.

                                     PART II
               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

     The following documents including all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the
     Securities Exchange Act of 1934 prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference into this Registration Statement, and made a part hereof: (a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 2003. (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of such fiscal year; (c) Not applicable.

Item 4. Description of Securities.

     Not Applicable

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is set forth in the Company's Articles of Incorporation, as amended, in provisions substantially identical to provisions of the Colorado Business Corporation Act, as amended. The
     Articles of Incorporation provide that control persons, officers and directors shall be indemnified to the fullest extent permitted under such law as it may be amended from time to time. Similarly, as provided in the Colorado Business Corporation Act, the Articles of Incorporation, as amended provide that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or to its shareholders;
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for acts specified under
     Section 7-108-401 et. seq. of the Colorado Business Corporation Act (or similar provision under any amendment thereto); or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

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


Item 8. Exhibits.

     See - Exhibits and Exhibit Index following the Signature Page hereof.

Item 9. Undertakings.

     The Undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)to include any additional or changed material information with respect to the plan of distribution.

     Except that, with respect to issuers filing a Registration Statement on Form S-8, subparagraphs (i) and (ii) of this paragraph do not apply, and the information required in a post- effective amendment is incorporated by reference from periodic reports filed by the Issuer under the Exchange Act.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

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

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niwot, State of Colorado, on May 5, 2004.

                                    ARETE INDUSTRIES, INC
                                         (Registrant)


                                    By: /s/ Thomas P. Raabe
                                        ----------------------------------------
                                        Thomas P. Raabe, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

May 5, 2004                   /s/ Thomas P. Raabe
------------------            --------------------------------------------------
                              Thomas P. Raabe, Chairman and Chief Financial
                              and Accounting Officer and Chief Executive Officer

May 5, 2004                   /s/ William W. Stewart
------------------            --------------------------------------------------
                                     William W. Stewart, Director, Secretary,

May 5, 2004                   /s/ Donald W. Prosser
------------------            --------------------------------------------------
                              Donald W. Prosser, Director

May 5, 2004                   /s/ John R. Herzog
------------------            --------------------------------------------------
                              John R. Herzog, Director

May 5, 2004                   /s/ Charles L. Gamber
------------------            --------------------------------------------------
                              Charles L. Gamber, Director

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



                                  EXHIBIT INDEX

EXHIBIT NO.                    DESCRIPTION                       LOCATION
-----------        ------------------------------------       ---------------


EX-5               Opinion re: Legality                       EX-5

EX 10.1            Description of Informal Plans              EX 10.1
                   Stock Options and Unallocated Plans

EX-23              Consents of experts                        EX-23.1 and 23.2
                   and counsel


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